EXHIBIT 77C
OPPENHEIMER GLOBAL OPPORTUNITIES FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Global Opportunities Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement dated April 14, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                   Withheld

Trustees

Brian F. Wruble                                          46,531,407                                1,396,549
David K. Downes                                      46,500,590                                1,427,366
Matthew P. Fink                                         46,487,830                                1,440,127
Edmund Giambastiani, Jr.                         46,500,366                                1,427,590
Phillip A. Griffiths                                     46,469,763                                1,458,194
Mary F. Miller                                           46,526,266                                1,401,691
Joel W. Motley                                          46,554,480                                1,373,476
Joanne Pace.                                              46,570,273                                1,357,683
Mary Ann Tynan                                      46,534,967                                1,392,989
Joseph M. Wikler                                      46,475,537                                1,452,420
Peter I. Wold                                              46,534,008                                1,393,948
William F. Glavin, Jr.                                 46,540,613                                1,387,344

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                          Against                                Abstain
34,523,113                              1,573,686                                1,514,271

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                         Against                                Abstain
34,683,738                              1,429,912                                1,497,421

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                          Against                                Abstain
34,462,189                              1,614,257                                1,534,620

2d:  Proposal to revise the fundamental policy relating to lending
For                                            Against                                Abstain
34,600,683                              1,478,325                                1,533,806

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                          Against                                Abstain
34,533,951                              1,530,372                                1,548,462

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                          Against                                Abstain
34,529,617                              1,538,528                                1,544,636

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                       Against                                Abstain
34,628,927                         1,392,115                                1,591,739

2o:      Proposal to remove miscellaneous fundamental policy relating to investment strategy restrictions
For                                         Against                                Abstain
34,578,961                              1,473,999                                1,559,824

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                          Against                                Abstain
33,487,549                              2,487,598                                1,635,047

2s:  Proposal to approve a change in the Fund’s investment objective
For                                          Against                                Abstain
34,450,554                              1,589,345                                1,572,882

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                           Against                                Abstain
35,071,595                              1,005,294                                1,535,900